                                                                   Exhibit 10.14

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") made this 22nd day of April 1999 by and between the MOHEGAN TRIBAL GAMING AUTHORITY, an instrumentality of THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT, a sovereign Indian nation having an address of One Mohegan Sun Boulevard, Uncasville, Connecticut 06382 (the "Employer"), and WILLIAM J. VELARDO, residing at 98 Ayers Point Road, Old Saybrook, Connecticut 06475 ("Executive").

                                  WITNESSETH:

     WHEREAS, the Employer owns and operates the Mohegan Sun Casino and plans to develop a resort hotel, convention center and future amenities (as presently existing and hereafter developed, the "Business"); and

     WHEREAS, the Employer desires to continue to employ Executive in the Business for a term of years and for an increase in compensation but subject to certain restrictions, all as more fully set forth in this Agreement, and Executive desires to continue to be employed by Employer on the terms and conditions set forth herein; and

     WHEREAS the Employer is desirous of assuring that Executive has the authority to fully carry out his duties hereunder by being responsible to the Employer, acting through its Chairman (the "Chairman") of the Mohegan Tribal Gaming Authority; and

     WHEREAS it is understood and agreed that good communication requires a direct and specific line of authority from the Employer, through the Chairman, to Executive.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, receipt whereof is specifically acknowledged, the parties hereto hereby agree as follows:

1.  Nature of Services and Duties

     (A) The Employer hereby agrees to continue to employ Executive as its President and Chief Executive Officer upon the terms set forth herein, and Executive hereby accepts such continued employment.

     (B) Executive shall perform such duties and services of an executive, managerial and administrative nature as are customary for a chief executive officer and which, consistent with the foregoing, the Employer may from time to time through communication from the Chairman hereafter assign to him. Such duties shall include, but not be limited to, the following:

          1. Executive shall report directly to and be responsible to the Chairman;

          2. Executive shall develop, implement, and monitor the strategic plan for the Business;

          3. Executive shall have the exclusive responsibility for policy formulation for the Business, provided, however, that material changes to the existing Policy and Procedures Manual of Mohegan Sun must have the prior approval in writing of the Employer;

          4. Executive shall be responsible for developing and adopting measures to improve customer service, and shall develop, implement, monitor and evaluate operating budgets;

          5. Executive shall recruit, hire, train, counsel an evaluate divisional leaders;

          6. Executive shall have the exclusive responsibility and authority to direct the selection, retention, training, control, and discharge of all employees performing services in connection with the maintenance, operation and management of the Business, its facility and any activity on the premises;

          7. Executive shall be responsible for the enforcement of the Indian Preference policy as stated in the Policy and Procedure manual and Employee Handbook of Mohegan Sun. Executive shall have the exclusive responsibility in developing and maintaining the Job Compendium necessary to manage the Business, including any changes to position titles unless governed by the Indian Preference policy. Minimum Qualifications for any newly created positions or changes to Minimum Qualifications for established positions must have the prior approval in writing of the Employer;

          8. Executive shall have the exclusive responsibility for developing both the operating and capital budget. Both the operating and capital budget shall be presented to the Employer by the first of

               August preceding the next fiscal year, and the Employer shall approve or modify the budget for the fiscal year on or before September 15 of such year, in consultation with Executive;

          9. Executive shall have the authority to negotiate agreements on behalf of the Business provided that any contract greater than one year in duration or with a value greater than $50,000 must be approved by the Management Board. Executive shall give preference to all certified tribal businesses, which are "qualified". For the purposes of this subsection, a "qualified" business must be a competitive bidder and be capable of delivering the product or performing the service requested; and

          10. Executive shall have the exclusive responsibility for developing processes by which the Business shall sell, market and account for its products and services.

     (C) During the course of this Agreement and any extensions, only the Executive and no other employee of the Employer shall have responsibility for reporting to the Chairman of the Employer or its Management Board, and the Employer shall not hire any person, other than Executive, to hold the authority and responsibilities set forth in subparagraph 1(B).

     (D) Executive shall devote his best efforts and ability and all required business time to the performance of his duties and responsibilities hereunder to achieve the goals set forth in the employer's annual business plan. Executive shall perform all of his duties to the Employer faithfully, competently, and diligently.

     (E) The Employer shall indemnify, defend, and hold Executive harmless, including the payment of reasonable attorney fees, if the Employer does not directly provide Executive's defense, from and against all claims made by anyone, including, but not limited to, a corporate entity, company, other employee, agent, patron, tribal member, or any member of the general public with respect to any claim that asserts as a basis, any acts, omissions, or other circumstances involving the performance of Executive.

2.  Effective Date

     This Agreement shall be effective on the date it is approved by the Secretary of the United States Department of Interior (or his designee) or on the date that the Secretary of the United States Department of Interior (or his designee) writes to either party, stating that such approval is not required.

3.  Term

     This Agreement shall govern Executive's employment with the Employer from the Effective Date through and including December 31, 2004. This Agreement, including this paragraph, shall automatically renew for an additional term of five years unless either party shall notify the other of its intention to terminate, or unless otherwise terminated as provided herein. Any such notice shall be delivered not later than 120 days prior to the end of the then current term and shall be effective at the end of such term, except as otherwise provided herein.

4.  Base Annual Salary

     Commencing with the Effective Date and until December 21, 1999, the Employer shall continue to pay Executive his current Base annual Salary in equal weekly installments. Commencing January 1, 2000, the Base Annual Salary shall be increased to $800,000.00 payable in equal weekly installments of $15,384.62. Commencing on January 1, 2001 and on each January 1 thereafter during the term of this Agreement, the Base Annual Salary shall be increased in an amount mutually agreed to by Executive and the Employer, which amount shall in no event be less that 5% of the then current Base Annual Salary.

5.  Annual Bonus

     The Employer shall determine an annual bonus payable to Executive, the amount of which shall be based upon the financial goals and the division goals of the Employer, and the personal goals of Executive, all as established by mutual agreement at the beginning of each fiscal year. The annual bonus shall be not less than 33 1/3% of the Annual Base Salary in effect for the period for which the annual bonus is to be paid. The annual bonus for the previous fiscal year shall be paid no later than October 31 of each year during the term.

6.  Life Insurance

     (A) The Employer shall, during the term of this Agreement apply for and procure insurance on the life of Executive as more fully described in subsection
(B) of this Paragraph 6. Upon request of Employer, Executive shall submit to such medical examinations, supply such information, and execute such documents as may be required by the Employer or insurance companies to whom the Employer has made application.

     (B) So long as Executive is employed hereunder, the Employer shall maintain a life insurance policy on the life of Executive in the face amount equal to one times the Executive's Annual Base Salary. Such policy shall be guaranteed renewable during the term of this Agreement, including any extension hereof. Executive shall be and remain the owner of such policy of life insurance and shall enjoy all incidents of ownership, including the right to designate the beneficiary and any right to borrow on such policy; provided, however, that the beneficiary of such policy shall be the spouse of Executive, his child or children, trustees for their benefit, his estate, or any one or more of them. The Employer shall pay all premiums on such policy when due. In the event that the Employer is unable to obtain such life insurance in the amount required or is unable to obtain all or part of such insurance at standard rates, the Employer shall at its option all or part of such insurance at non-standard rates or shall self-insure in whole or in part.

     In addition, Employer may at its option obtain key man insurance in amounts determined by Employer, with the Employer as owner and beneficiary of such policy or policies, and Executive shall cooperate with Employer and shall be available for any and all examinations made at Employer's request.

     (C) The results of any examinations conducted pursuant to this section shall at all times remain confidential and shall not be sought by or disclosed to the Employer or to any third party other than the insurance carrier.

7.  Reimbursement of Certain Expenses; Vacation; Medical Benefits

     (A) The Employer will reimburse Executive for necessary and reasonable business expenses incurred by him in the performance of his duties hereunder, provided, that he shall obtain the approval for such expenditures in accordance with the procedures adopted by the Employer from time to time and generally applicable to its executive-level employees, including such procedures with respect to submission of appropriate documentation and receipts. Failure by Executive to follow such procedures shall entitle the Employer to refuse to reimburse Executive for such expenses until such times as such failure has been cured. It is understood and agreed that Employer shall not be responsible for any expense of Executive for leasing or operation of a vehicle for Executive (except that Executive shall be entitled to reimbursement for the expenses, including mileage, actually incurred in connection of his use of his automobile for the business-related purposes of the Employer), nor for any expense of Executive for legal expenses or tax planning expenses incurred by Executive in interpreting this or any other agreement between Executive and Employer.

     (B) Executive shall be entitled to four weeks paid vacation per fiscal year (at least two weeks of which must be taken in 14 consecutive days).

     (C) Executive shall participate in such employee benefit plans and programs (including but not limited to medical insurance programs) as are now or may hereafter be adopted by the Employer for its executive employees and their families. Employer shall continue to provide such medical insurance coverage for a period of one year after any termination by Employer of Executive's employment hereunder if such termination was without Cause, as hereinafter defined.

8.  Disability; Termination

     (A) If Executive shall become unable to perform all of his duties set forth in paragraph 1 of this Agreement due to mental or physical disability, all compensation and benefits provided in this Agreement shall continue to be paid and provided in full for a period not exceeding 180 consecutive days. Upon completion of such 180 days (or if Executive shall be disabled for an aggregate period of 180 days in any period of 360 consecutive days by the same incapacity), the Employer may, at its sole option, suspend Executive's employment until Executive is recovered from such mental or physical disability (as reasonably certified by a physician designated by the Employer). During any period of suspension, Executive shall receive only such compensation as may be provided under the disability insurance described in Paragraph 8(B).

     (B) Employer, at the sole expense of Employer, shall provide disability insurance coverage for Executive. Such policy shall provide payment of 50% of Base Annual Salary commencing with termination of employment by reason of physical or mental disability and for a period of two years if such disability was the result of injury and to age 65 if such disability was the result of physical or mental illness. In the event the Employer is unable to obtain disability insurance in the amount required, or is unable to obtain all or part of such insurance at standard rates, the Employer shall at its option obtain part or all of such insurance at non-standard rates or shall self-insure in whole or in part.

     (C) Subject to the provisions of this paragraph, the Employer may terminate Executive's employment for Cause, which shall mean only that (i) Executive shall be in violation of the restriction contained in Paragraph 9 of this Agreement,
(ii) Executive shall fail to be, for a period of thirty (30) consecutive days, licensed by the State of Connecticut or Class III gaming; (iii) Executive shall have been convicted of any crime involving fraud, theft or moral turpitude, or

(iv) Executive shall have intentionally committed a material breach of his obligations under this Agreement in order to cause the Employer, acting through the Chairman, to terminate Executive. In the event that Employer desires to terminate Executive, the Employer shall give written notice specifying the act(s) claimed to constitute cause and specifying an effective date of termination, which date shall be no sooner than thirty (30) days after the giving of such notice. Upon the written request of Executive, the Management Board of the Employer shall meet with Executive to discuss the reasons for termination and to provide Executive with an opportunity to respond. In the event Executive fails to cure the act(s) claimed to constitute cause as set forth in the notice of termination, Executive will cease employment with the Employer effective upon the date provided in the notice of termination. If such termination is for Cause, then Executive shall not be entitled to any further compensation from and after the date of termination.

     (D) Subject to the provisions of this paragraph, the Employer may terminate Executive's employment other than for Cause, as defined above. In the event of termination other than for Cause, Executive shall be paid, at termination, the Annual Base Salary plus an annual bonus equal to one hundred percent (100%) of the Annual Base Salary from the date of termination to the expiration date of this Agreement (without regard to any renewal right after the date of termination).

     (E) In the event that Executive voluntarily terminates his employment hereunder, Executive's employment shall cease as of the date provided in Executive's notice to Employer of his voluntary termination, and thereafter, provided that the Employer shall not then be in material breach of this Agreement, Executive shall not be entitled to any further compensation hereunder.

9.  Covenants of Executive Not to Compete

     Executive acknowledges that in the states of New York, Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire and Maine (the "Restricted Area") (i) the Employer is one of a limited number of entities engaged in the Business; (ii) his services to the Employer are special and unique; (iii) his work for the Employer has given him and will continue to give him access to confidential information concerning the Employer; and (iv) he has the means to support himself and his dependents other than by engaging in the Business of the Employer and the provisions of this Paragraph 9 will not impair such ability. Accordingly, in order to induce the Employer to enter into this Agreement, Executive covenants and agrees that:

     (A) So long as Executive is employed by Employer and, if Executive's employment is voluntarily terminated by Executive or terminated by the Employer for Cause for a period of twelve (12) months thereafter (the "Restricted Period") Executive shall not, in the Restricted Area, entertain any solicitation of employment and shall not compete in any manner, either directly or indirectly, including, without limitation, as an employee or independent contractor, investor, partner, shareholder, officer, director, principal, agent or trustee of any entity engaged in casino gaming, in the Restricted Area, without the express written approval of the Employer; provided, however, that ownership of less than five percent (5%) of the shares of a publicly traded corporation engaged in casino gaming shall not be deemed to violate this Paragraph.

     (B) During the Restricted Period, Executive shall not, directly or indirectly, hire or solicit any employee of the Employer or encourage any such employee to leave such employment.

10.  Confidential Information

     Executive agrees to receive Confidential Information (as hereinafter defined) of the Employer in confidence, and not to disclose to other, assist others in the application of, or use or his own gain, such information, or any part thereof, unless and until it has become public knowledge, has come into the possession of such other or others by legal and equitable means, or if required to do so by order of a court of competent jurisdiction. Executive further agrees that, upon termination of his employment with the Employer, all documents, records, notebook and similar repositories of or containing Confidential Information, including copies thereof, then in Executive's possession, whether prepared by him or others, will be left with the Employer. For purposes of this Paragraph 10, "Confidential Information" means information disclosed to Executive or known by Executive as a consequence of or through his employment by the Employer, not generally known in the industry in which the Employer is or may become engaged about the Employer's Business, products, processes and services. Executive's obligations under this Paragraph 10 shall survive any termination or expiration of this Agreement and Executive's employment hereunder.

11.  Rights and Remedies Upon Breach

     Executive acknowledges and agrees that a violation of any provision of Paragraph 9 or 10 of this Agreement (the "Restrictive Covenants") shall cause irreparable harm to the Employer, and the Employer shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with costs and attorney's fees incurred by the Employer in enforcing its rights under this Agreement. If Executive breaches, or threatens to commit a breach of any of the Restrictive Covenants, the Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity:

     (A) The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction including, without limitation, the right to entry against Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent), without proof of special damages, against violations, threatened or actual, and whether or not then continuing of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employer and that money damages will not provide an adequate remedy to the Employer and

     (B) The right and remedy to require Executive to account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transaction constituting a breach of the Restrictive Covenants. The Employer may set off any amounts due it under this Paragraph 11(B) against any amounts owed to Executive under Paragraph 4, 5 or 8.

12.  Notice

     All notices hereunder shall be in writing. Any notice, request, information, legal process, or other instrument to be given or served hereunder by any party to another shall be deemed given or served hereunder by any party to the other if either delivered personally or sent by prepaid registered or certified mail, return receipt requested. Any such notice to the Employer shall be sent to the address set forth in the introductory paragraph of this Agreement, to the Chairman. Any such notice to Executive shall be sent to his residential address as set forth in the introductory paragraph of this Agreement. Either party may change the address of notice purposes to the other party as provided in this Paragraph.

13.  Entire Agreement; Modification

     Except as otherwise provided herein, this Agreement supersedes and cancels any and all prior agreements between the parties hereto, express or implied, relating to the subject matter hereof. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, amended or altered except in a writing signed by both parties.

14.  Non-Waiver

     The failure or refusal of either party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right and shall in no way effect such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

15.  Severability

     If any paragraph, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect and unaffected by such holding or determination. In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written, shall nonetheless be enforced and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner to such an extent as to be enforceable under the circumstances. Without limitation of the foregoing, with respect to any Restrictive Covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nonetheless be enforced for such shorter duration or without such narrower scope as will render it enforceable.

16.  Governing Law

     This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut and the parties agree that, except as provided in section 19, only the federal and state courts located in the State of Connecticut shall have jurisdiction over this Agreement.

17.  Limited Waiver of Sovereign Immunity

     The Employer hereby waives its sovereign immunity from suit for claims by the Executive for the enforcement of this Agreement and any remedies for breach thereof under Connecticut law. Nothing herein shall limit the Executive's right to proceed with any claims otherwise allowed under the laws of the Mohegan Tribe of Indians of Connecticut. The Employer hereby consents to personal jurisdiction and venue in any court of the State of Connecticut or any federal court sitting in the State of Connecticut, and hereby waives any claim that it may have that such court is an inconvenient forum for the purposes of any proceeding arising under this Agreement as aforesaid and any requirement that tribal remedies must be exhausted.

18.  Dispute Resolution

     Except as otherwise provided herein, whenever during the term of this Agreement, any disagreement or dispute arises between the parties as to the interpretation of this Agreement or any rights or obligations arising hereunder, including the licensing of Executive by the Tribal Gaming Commission, such matters shall be resolved, whenever possible, by meeting and conferring. Any party may request such a meeting by giving notice to the other, in which case such other party shall make itself available within seven (7) days thereafter. If such matters cannot be resolved within ten (10) days after such meeting, either party may seek a resolution by binding arbitration in accordance with the then prevailing rules of the American Arbitration Association (or any successor thereto to the extent not inconsistent herewith), upon notice to the other party of its intention to do so. The parties agree that in any such arbitration each party shall be entitled to discovery as provided by the Federal Rules of Civil Procedure. All hearings shall be conducted in Hartford County, Connecticut within fifteen (15) days after the arbitrator is selected and shall be conducted in his or her presence. The decision of the arbitrator will be final and binding on the parties. The costs and expenses of the arbitration shall be shared equally by the parties.

19.  Gaming Disputes Court Jurisdiction

     The Gaming Disputes Court of the Mohegan Tribe of Indians shall have limited jurisdiction, in the event that a state or federal court denies jurisdiction, to (a) enforce the requirement that the parties submit disputes to arbitration as required by paragraph 18 and (b) enforce the arbitration decision as provided in Paragraph 18.

20.  Headings

     The headings of this Agreement are inserted for convenience only and shall not be considered in construction of the provisions hereof.

21.  Assignment and Successors; Binding Effect

     The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Employer and may be assigned, for all or any part of the term hereof, by the Employer but the Employer shall continue to be financially responsible to Executive hereunder. Executive shall have no right to assign, transfer, pledge or otherwise encumber any of the rights, nor to delegate any of the duties created by this Agreement without prior written consent of the Employer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and Executive, his heirs and legal representatives.

22.  Federal Approval Provisions

     Consistent with the provisions of 25 U.S.C. (S) 81, the parties set forth the following:

Party in Interest:  Mohegan Tribal Gaming Authority
Address:  One Mohegan Sun Boulevard, Uncasville, Connecticut  06382
Occupation: Instrumentality of an Indian Tribe

Party in Interest:  William J. Velardo
Address:  98 Ayers Point Road, Old Saybrook, Connecticut  06475
Occupation:  President/Chief Executive Officer, Mohegan Tribal Gaming Authority

Fixed limited time to run: From the effective date up to and including December 31, 2004, subject to renewal for an additional five (5) years.

Purpose: This Agreement governs the employment of William J. Velardo as the President and Chief Executive Officer of the Mohegan Sun Casino.

Scope of Tribal Authority and Reason for Exercising that Authority: The Chairman of the Management Board of the Mohegan Tribal Gaming Authority is authorized to execute this Agreement pursuant to pursuant (i) Article XIII,
Section 1 of the Mohegan Tribe Constitution, (ii) An Ordinance Establishing the Mohegan Tribal Gaming Authority, and (iii) Resolution No. _______ of the Management Board dated April 22, 1999. The Chairman of the Management Board exercises his authority in this instance because the Management Board has determined that execution of this Agreement will further the economic development objectives of the Mohegan Tribal Gaming Authority and of The Mohegan Tribe of Indians of Connecticut.

Time and Place of Execution:  This Agreement was executed on or about 2:45 PM
(time) on April 22nd, 1999, at Uncasville, Connecticut, for the particular purposes set forth above.

Execution in Duplicate: This Agreement shall be executed in duplicate originals for each party.

     The undersigned agree that the foregoing Agreement is in compliance with 25 U.S.C. Section 81.

     IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by the Chairman of its Management Board, duly authorized, and

Executive has affixed his signature hereto, on the date and year first above written.

Employer:                             Executive:
MOHEGAN TRIBAL                        WILLIAM J. VELARDO
GAMING AUTHORITY

By:  _____________________________    ___________________________________
Roland J. Harris, Chairman            William J. Velardo
Management Board


STATE OF CONNECTICUT                  )
ss.  Montville                          April 22, 1999
COUNTY OF NEW LONDON                  )

     Personally appeared ROLAND J. HARRIS, Chairman of the Management Board of the MOHEGAN TRIBAL GAMING AUTHORITY, an instrumentality of The Mohegan Tribe of Indians of Connecticut, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of the Mohegan Tribal Gaming Authority, before me.

                                        ___________________________________
                                        Notary Public
                                        My Commission Expires:

STATE OF CONNECTICUT                    )
ss.  Montville                          April 22, 1999
COUNTY OF NEW LONDON                    )

     Personally appeared WILLIAM J. VELARDO, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                        ____________________________________
                                        Notary Public
                                        My Commission Expires:


Approved pursuant to 25 U.S.C. (S) 81 this ____ day of _________, 1999.

                                        UNITED STATES DEPARTMENT OF
                                        INTERIOR


                                        By: ________________________________
                                        Its